SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 1, 1997


                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                    0-3713                   41-0850527
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)


11000 Prairie Lakes Drive, Minneapolis, Minnesota                 55344
    (Address of principal executive offices)                    (Zip Code)



    Registrant's telephone number, including area code:     (612) 829-3000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

           Effective June 30, 1997, National Computer Systems, Inc. ("the Company") acquired all of the assets of the McGraw-Hill School Systems and McGraw-Hill/London House divisions of The McGraw-Hill Companies ("McGraw-Hill") for $29,450,000. The purchase price was arrived at through arms length negotiations between McGraw-Hill and the Company. There are no material relationships between McGraw-Hill and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer. The purchase amount was paid from cash on hand.

           McGraw-Hill School Systems is a leading supplier of student information management software to the K-12 market. McGraw-Hill/London House is a leading supplier of pre-employment and employee assessment systems to business, industry and government. Fiscal 1996 revenues of these two businesses were approximately $25 million.

                                   Signature

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   July 2, 1997

                                    NATIONAL COMPUTER SYSTEMS, INC.



                                      By:   /s/ J. W. FENTON, JR.
                                           ----------------------------
                                            J.W. Fenton, Jr.
                                            Secretary/Treasurer